UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2017

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emergent growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Arrangements

On May 16, 2017, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) approved the terms of the Company’s 2017 Incentive Plan (the “2017 Incentive Plan”), based on the recommendation of the Compensation Committee of the Board (the “Committee”).

The 2017 Incentive Plan combines and supersedes the Company’s 2017 Management Incentive Plan (the “2017 MIP”), the terms of which were previously disclosed in a Current Report filed by the Company on February 24, 2017, and the 2017 Management and Employee Incentive Plan (the “2017 MEIP”) adopted by the Company’s wholly-owned subsidiary, DNA Genotek, Inc. (“DNAG”). The 2017 MIP and the 2017 MEIP provided for the payment of incentive cash bonuses to the management of each company and were combined in the 2017 Incentive Plan in order to reflect the recent restructuring of the Company and DNAG to operate as a single global organization.

The terms of the 2017 Incentive Plan are essentially the same as the 2017 Management Incentive Plan, except that the level of bonus pool funding and the aggregate dollar amount of incentive cash bonus payable for 2017 performance will be increased to reflect the addition of participants from DNAG.

Pursuant to the 2017 Incentive Plan, incentive cash bonuses may be paid out of a cash pool to be funded based on the Company’s achievement of certain consolidated financial objectives. For 2017, specific financial objectives were established for consolidated revenues and operating income. These objectives will each be weighted at 50% in determining the pool funding amount. The impact of acquisitions and divestitures, exchange rate fluctuations and new litigation will be excluded in calculating consolidated revenues and operating income for purposes of determining bonus pool funding.

Under the 2017 Incentive Plan, Threshold, Target, High and Maximum performance levels have been established for each of the financial objectives to be used to fund the bonus pool. The Threshold levels represent the Company’s actual consolidated financial results for 2016. The Target levels reflect the Company’s annual budget or operating plan for 2017. The High and Maximum performance levels represent performance at 105% and 110% of the results reflected in the Company’s 2017 operating plan, respectively.

Subject to Board approval, adjustments to the financial objectives may be made, where deemed appropriate, to reflect unexpected events, circumstances or market conditions.

Funding of the Bonus Pool. If the Company meets the Target performance levels for each of the objectives, then the pool would be funded at 100% of the aggregate target bonuses for all participants in the 2017 Incentive Plan, which currently is approximately $2.77 million. If only the Threshold performance levels are achieved, then the pool would be funded at 50% of those aggregate target bonuses or approximately $1.385 million. If the High performance levels are achieved, then the pool would be funded at 150% of those aggregate target bonuses or approximately $4.155 million. If the Company achieves a Maximum performance level, the pool can be funded up to 200% of the aggregate target bonuses or approximately $5.54 million.

Performance below Threshold will accrue no bonus pool funding for the applicable objective. Thus, management must deliver performance above our actual 2016 consolidated financial results in order to receive funding for a particular objective. Performance between Threshold and Target, Target and High and High and Maximum performance levels, will result in pro-rated funding on a linear basis for the applicable objectives.

The Committee and the Board have the discretion to approve bonus pool funding less than or in excess of amounts generated by the formula set forth in the 2017 MIP; provided that any such discretionary adjustments to pool funding shall be limited to +/- 10% of the pool amount otherwise determined by the plan’s self-funding formula.

Payments from the Bonus Pool. Specific bonus payments from the pool to the Company’s senior management (other than the Chief Executive Officer (“CEO”) and Chief Financial Officer/Chief Operating Officer (“CFO/COO”)) will generally depend on an evaluation of the participant’s achievement of individual performance objectives for 2017. Bonus payments for the CEO and CFO/COO will be based on an assessment of the Company’s overall performance. Bonus payments will be based on target bonus amounts, which are expressed as a percentage of annual base salary. Targets for the Company’s named executive officers are set forth below, were established with input from an independent executive compensation consultant engaged by the Committee, and are similar to bonus targets offered at medical diagnostic and healthcare companies comparable to the Company.

Title	Target Payouts (% of Base Salary)
President and CEO	70%
CFO/COO	50%
Executive Vice President and the Senior Vice President of DNAG	40%
Senior Vice President	35%

Based on an assessment of performance, as described above, bonus payments of 100% of target may be awarded for a “Meets Requirements” assessment, bonus payments of 101% - 125% of target may be awarded for an “Exceeds Requirements” assessment and bonus payments of 125% - 150% of target may be awarded for an “Outstanding” assessment. Awards may be adjusted on a pro rata basis as determined in the Committee’s or Board’s discretion to the extent any participant is employed for only a portion of the year.

The Committee recommends for Board approval any bonus awards for the CEO and CFO/COO. The CEO recommends individual awards for the other executive officers for approval by the Committee. The Committee and the Board shall have the right, in their sole discretion, to reject any or all of the recommended bonus awards or approve different bonus awards, even if the bonus pool has been funded and any and all applicable performance criteria have or have not been satisfied, based on the business conditions of the Company or other factors deemed relevant by the Committee or Board. All bonus awards under the 2017 Incentive Plan are subject to the Company’s Compensation Recoupment Policy (i.e. clawback policy).

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The following is a summary of the items considered by stockholders and the corresponding voting results at the Company’s Annual Meeting of Stockholders held on May 16, 2017:

Item 1 - Election of Two Class II Directors for Terms Ending in 2020.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronny B. Lancaster	41,806,922	1,667,227	9,684,315

Ronald H. Spair	38,873,350	4,600,799	9,684,315

Item 2 -	Proposal to Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2017.

Votes For	Votes Against	Abstentions
52,959,594	133,420	65,450

Item 3 - Proposal to Approve an Advisory (Non-Binding) Resolution on the Company’s Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,996,326	1,409,223	68,600	9,684,315

Item 4 - Proposal on Frequency of Future Advisory (Non-Binding) Votes on Executive Compensation.

3 Years	2 Years	Every Year	Abstentions	Broker Non-Votes
7,687,935	149,942	35,593,992	42,280	9,684,315

Item 5 - Proposal to Approve the Company’s Amended and Restated Stock Award Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,033,280	5,369,122	71,747	9,684,315

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: May 19, 2017	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counseland Secretary

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